                               (TRUE TEMPER LOGO)

For Immediate Release: August 12, 2003
Contact: Fred H. Geyer
(901) 746-2020

                          TRUE TEMPER SPORTS ANNOUNCES
                           2003 SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

Memphis, Tennessee.....Today, True Temper Sports, Inc. announced its 2003 second quarter results. Net sales for the second quarter increased 8.7% to $32.5 million from $29.9 million during the second quarter of 2002. Net income for the second quarter increased slightly to $3.8 million from $3.7 million in the second quarter of 2002. Adjusted EBITDA for the second quarter increased 9.4% to $11.2 million from $10.3 million in the second quarter of 2002. Net cash provided from operations for the second quarter increased by $0.6 million to $6.3 million from $5.7 million in the second quarter of 2002.

In his comments about the Company's performance, Scott Hennessy, President and CEO said, "Though our industry and the global economy in general continue to be a challenge, we were pleased to record our fourth consecutive quarter of improved sales and operating performance. Our second quarter sales increased on the strength of new premium lightweight steel shaft sales, along with strong momentum for our new Grafalloy Blue(TM) graphite shaft. These two factors, coupled with the continued expansion of performance sports revenues from sales of bicycle components and hockey stick shafts, contributed to the year over year growth. In addition, we benefited from improved foreign currency exchange rates in all three of the major golf markets outside the United States: Japan, the United Kingdom and Australia. When combined with increased shipments into China to support the expanded club assembly operations in that region, our total international sales increased by 23% when compared to the second quarter of 2002."

Mr. Hennessy continued, "While our operating income did increase between quarters, our gross profit line was negatively impacted by several factors during the second quarter, including increased natural gas prices, increased costs for employee healthcare benefits, and the impact of a ratification bonus paid to our hourly employees represented by the United Steelworker's of America. This ratification bonus was related to a new four year collective bargaining agreement that extends through June 30, 2007. Excluding the impact of this ratification bonus, gross profit as a percentage of net sales remained relatively flat at 43.0% in the second quarter of 2003 from 43.4% in the


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

second quarter of 2002, as we offset some of the negative impact described above with favorable leverage on fixed manufacturing costs and the benefit of improved foreign currency exchange rates. In addition, we trimmed our SG&A spending by $0.2 million between the second quarters of 2002 and 2003 as we carefully managed our promotional expenditures and other related costs."

OUTLOOK

In his comments about the Company's future performance, Mr. Hennessy said, "As we entered 2003, the overall retail golf industry was sluggish, and a late breaking, wet spring only added to this difficult environment. While we have seen no definitive signs of a sustained recovery, our incoming order rates have remained positive due to our new golf product introductions and the momentum building behind our performance sports sales in the hockey and bicycle component markets. We believe these factors will enable us to post revenue and profitability growth for the third quarter that will be relatively consistent with the year over year growth reported during the first half of 2003. However, as our major customers continue to shorten their lead times and reduce inventory in the various distribution channels, our visibility into the fourth quarter and full year is too limited to comment on at this time."

COMPANY DESCRIPTION

True Temper Sports is the leading manufacturer of golf shafts in the world and is consistently the number one shaft on the PGA Tour. The company markets a complete line of shafts under the True Temper and Grafalloy shaft brands, and sells these brands in over 30 countries throughout the world. In addition, True Temper produces and sells a variety of performance sports products to the bicycle, hockey and other recreational sports markets. True Temper Sports employs over 700 people and operates from 10 facilities located in the United States, Europe, Japan, Asia, and Australia.

CONFERENCE CALL

True Temper management is scheduled to discuss the Company's operating performance in a conference call on Thursday August 14, 2003 at 11:00 a.m. Eastern Time. Interested parties may participate by calling 800-370-8105 just prior to the start time. Callers should request the True Temper second quarter conference call lead by Scott Hennessy, President and CEO. A replay of the conference call will be available from approximately 2:00 p.m. Eastern Time on August 14, 2003 until 12:00 a.m. Eastern Time on August 20, 2003. The replay may be accessed by calling 800-642-1687 and entering the conference ID number 2093014.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by our Company. This document, including but not limited to, comments under the "Outlook" section of this document, contains forward-looking statements. All statements which address operating performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward looking statements within the meaning of the Act.

The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. However, there are many risk factors, including but not limited to, the Company's substantial leverage, the Company's ability to service its debt, the general state of the economy, the Company's ability to execute its plans, fluctuations of energy prices and availability, fluctuations in raw material prices, potentially significant increases to employee medical benefit costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in our Company's forward-looking statements. Additional information concerning the Company's risk factors is contained from time to time in the Company's public filings with the Securities and Exchange Commission (SEC), and most recently in the Business Risks section of Item 1 to
Part 1 of our 2002 Annual Report on Form 10-K filed with the SEC on March 27, 2003.

The Company's views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

DEFINITIONS

EBITDA and Adjusted EBITDA are measurements used by some to gauge our liquidity and operating performance. The Company's definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedule.

                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                        FOR THE THREE                FOR THE SIX
                                                         MONTHS ENDED                MONTHS ENDED
                                                    ----------------------      ----------------------
                                                    JUNE 29,      JUNE 30,      JUNE 29,      JUNE 30,
                                                      2003          2002          2003          2002
                                                    --------      --------      --------      --------
Net sales ....................................      $ 32,491      $ 29,892      $ 64,092      $ 59,254
Cost of sales ................................        19,199        16,907        38,952        35,671
                                                    --------      --------      --------      --------
   GROSS PROFIT ..............................        13,292        12,985        25,140        23,583

Selling, general and administrative expenses .         3,605         3,799         7,679         7,375
Business development and start-up costs ......           159            --           284            --
Loss on early extinguishment of long-term debt            --            --            --            20
                                                    --------      --------      --------      --------
   OPERATING INCOME ..........................         9,528         9,186        17,177        16,188

Interest expense, net of interest income .....         3,323         3,067         6,651         6,169
Other expenses, net ..........................            41             4            46             8
                                                    --------      --------      --------      --------
   INCOME BEFORE INCOME TAXES ................         6,164         6,115        10,480        10,011

Income taxes .................................         2,413         2,374         4,145         3,894
                                                    --------      --------      --------      --------
   NET INCOME ................................      $  3,751      $  3,741      $  6,335      $  6,117
                                                    ========      ========      ========      ========

                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                         JUNE 29,        DECEMBER 31,
                                                                          2003               2002
                                                                        ---------         ---------
                            ASSETS
CURRENT ASSETS
   Cash and cash equivalents ...................................        $  14,687         $   7,070
   Receivables, net ............................................           17,958            15,083
   Inventories .................................................           13,750            15,055
   Prepaid expenses and other current assets ...................            1,909             1,764
                                                                        ---------         ---------
        Total current assets ...................................           48,304            38,972

Property, plant and equipment, net .............................           14,424            14,561
Goodwill, net ..................................................           71,506            71,506
Deferred tax assets, net .......................................           50,759            54,832
Other assets ...................................................            3,412             3,509
                                                                        ---------         ---------
        Total assets ...........................................        $ 188,405         $ 183,380
                                                                        =========         =========

              LIABILITIES & STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
   Current portion of long-term debt ...........................        $   4,250         $   4,000
   Accounts payable ............................................            5,571             5,999
   Accrued expenses and other current liabilities ..............            8,641             7,075
                                                                        ---------         ---------
        Total current liabilities ..............................           18,462            17,074

Long-term debt less the current portion ........................          118,480           120,730
Other liabilities ..............................................            2,705             2,508
                                                                        ---------         ---------
        Total liabilities ......................................          139,647           140,312

STOCKHOLDER'S EQUITY
   Common stock--par value $0.01 per share;
      authorized 1,000 shares; issued and outstanding 100 shares               --                --
   Additional paid in capital ..................................           40,326            40,326
   Retained earnings ...........................................            8,804             3,145
   Accumulated other comprehensive loss, net of taxes ..........             (372)             (403)
                                                                        ---------         ---------
        Total stockholder's equity .............................           48,758            43,068
                                                                        ---------         ---------

        Total liabilities and stockholder's equity .............        $ 188,405         $ 183,380
                                                                        =========         =========


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



                            TRUE TEMPER SPORTS, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF TRUE TEMPER CORPORATION)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                     FOR THE SIX
                                                                     MONTHS ENDED
                                                               -------------------------
                                                               JUNE 29,         JUNE 30,
                                                                 2003             2002
                                                               --------         --------
OPERATING ACTIVITIES
Net income ............................................        $  6,335         $  6,117
   Adjustments to reconcile net income to net cash
        provided by operating activities:
      Depreciation and amortization ...................           1,463            1,657
      Amortization of deferred financing costs ........             445              349
      Loss on disposal of property, plant and equipment              28                9
      Loss on early extinguishment of long-term debt ..              --               20
      Deferred taxes ..................................           4,073            3,798
      Changes in operating assets and liabilities, net             (339)             498
                                                               --------         --------
        Net cash provided by operating activities .....          12,005           12,448

INVESTING ACTIVITIES
   Purchase of property, plant and equipment ..........          (1,354)            (567)
                                                               --------         --------
        Net cash used in investing activities .........          (1,354)            (567)

FINANCING ACTIVITIES
   Principal payments on bank debt ....................          (2,000)          (3,537)
   Repurchase of Senior Subordinated Notes ............              --             (282)
   Principal payments on capital leases ...............              --              (12)
   Payment of debt issuance costs .....................            (273)              --
   Dividends paid .....................................            (676)          (1,779)
   Other financing activity ...........................             (85)             (59)
                                                               --------         --------
        Net cash used in financing activities .........          (3,034)          (5,669)

Net increase in cash ..................................           7,617            6,212
Cash at beginning of period ...........................           7,070            8,177
                                                               --------         --------
Cash at end of period .................................        $ 14,687         $ 14,389
                                                               ========         ========


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

EBITDA AND ADJUSTED EBITDA DEFINED

EBITDA represents operating income or loss plus depreciation and amortization of goodwill . Adjusted EBITDA represents EBITDA plus management services fee, business development and start-up costs, loss on early extinguishment of debt and the union ratification bonus. Not all adjustments described are applicable to the periods identified in the table below.

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company's liquidity and as an indicator of the Company's operating performance. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities:

                                                                FOR THE THREE                     FOR THE SIX
                                                                 MONTHS ENDED                     MONTHS ENDED
                                                          -------------------------         -------------------------
                                                          JUNE 29,         JUNE 30,         JUNE 29,         JUNE 30,
                                                            2003             2002             2003             2002
                                                          --------         --------         --------         --------
Adjusted EBITDA ..................................        $ 11,215         $ 10,255         $ 19,857         $ 18,258
   Cash interest payments ........................          (5,745)          (5,641)          (6,097)          (5,823)
   Cash income tax payments ......................              --               88              (58)              88
   Business development and start-up costs .......            (159)            (143)            (284)            (143)
   Union ratification bonus (cash payments) ......            (626)              --             (626)              --
   Management fee ................................            (125)            (125)            (250)            (250)
   Changes in working capital requirements, net of
     non-cash interest ...........................           1,670            1,215             (692)             179
   Other .........................................              84               78              155              139
                                                          --------         --------         --------         --------
Net cash provided by operating activities ........        $  6,314         $  5,727         $ 12,005         $ 12,448
                                                          ========         ========         ========         ========

EBITDA and Adjusted EBITDA for the second quarter and first six months of 2003 and 2002 are calculated as follows:

                                                             FOR THE THREE                  FOR THE SIX
                                                              MONTHS ENDED                  MONTHS ENDED
                                                         -----------------------       -----------------------
                                                         JUNE 29,       JUNE 30,       JUNE 29,       JUNE 30,
                                                           2003           2002           2003           2002
                                                         -------        -------        -------        -------
Net income ......................................        $ 3,751        $ 3,741        $ 6,335        $ 6,117
Plus:
  Depreciation and amortization .................            720            801          1,463          1,657
  Interest expense, net of interest income ......          3,323          3,067          6,651          6,169
  Income taxes ..................................          2,413          2,374          4,145          3,894
  Other expenses, net ...........................             41              4             46              8
                                                         -------        -------        -------        -------
EBITDA ..........................................         10,248          9,987         18,640         17,845
Plus:
  Business development and start-up costs .......            159            143            284            143
  Loss on early extinguishment of  long-term debt             --             --             --             20
  Union ratification bonus ......................            683             --            683             --
  Management fee ................................            125            125            250            250
                                                         -------        -------        -------        -------
Adjusted EBITDA .................................        $11,215        $10,255        $19,857        $18,258
                                                         =======        =======        =======        =======


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